UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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On November 10, 2006, Rural/Metro Corporation mailed the following letter to its stockholders:

VOTE FOR THE RURAL/METRO SLATE

PROTECT THE VALUE OF YOUR SHARES

November 10, 2006

Dear Fellow Rural/Metro Stockholder:

Rural/Metro’s Annual Meeting of Stockholders, which will be held on December 1, 2006, is rapidly approaching. At the meeting you will be asked to choose between two opposing slates of directors. I am writing to ask for your support for the Company’s experienced and independent nominees. You can show your support by simply voting the enclosed WHITE proxy card.

We have nominated two highly qualified industry professionals – Chairman of the Board Cor J. Clement, Sr. and Vice-Chairman Henry G. Walker – for re-election to your Board of Directors. Messrs. Clement and Walker share a deep commitment to serving your best interests as investors in the business of public health and safety services. Mr. Clement has worked in the public safety business for 32 years and is the former CEO of NVD Group, one of Europe’s largest security companies. Mr. Walker has 33 years of experience in public healthcare and hospital administration and is a former President and CEO of Providence Health System, Health Partners of Arizona and Health Partners of Southern Arizona. Our nominees understand the complexities of the medical transportation and fire safety businesses and will continue to provide the Company with strong, independent leadership.

VOTE THE WHITE PROXY CARD

Accipiter Life Sciences Fund, LP, a four year-old hedge fund and its affiliates (the “Accipiter Group”) have nominated Gabe Hoffman, the 29-year-old managing member of Accipiter, and Nicole Viglucci, a 31-year-old research analyst with Accipiter for election to your Board of Directors. We believe that Mr. Hoffman and Ms. Viglucci do not possess the necessary qualifications to effectively serve on your Board of Directors. Neither Mr. Hoffman nor Ms. Viglucci has served as the director of a publicly traded company, and neither has worked in the medical transportation, fire protection or safety services industries.

Additionally, while the Accipiter Group claims to “protect the interests of all stockholders”, they have failed to mention that they hold a 10.1% stake in one of the Company’s primary competitors. As a result of this significant investment in a competitor, the Board believes that the interests of the Accipiter Group are not aligned with your interests and that electing their nominees to the Board of Directors would not be in the best interest of the Company or its stockholders. The Board believes that electing directors to the Board who have financial interests in a competitor would create a serious conflict and undermine the ability of these directors to effectively serve the Company and its stockholders.

The Accipiter Group has also criticized the Company’s Shelf Registration, which was filed in February 2006. The Shelf Registration was filed in order to enable the Company to raise capital through future equity issuances and accelerate our debt reduction. The Shelf Registration does not commit the Company to any specific transaction, but rather provides important flexibility that will allow the Company to act if market conditions are appropriate. As we have stated in the past, the Company will not consider a transaction that will be dilutive to stockholders. We have made significant progress in our efforts to deleverage the Company, including a series of unscheduled principal payments from free cash flow since March 2005 in the amount of $35 million, which includes a $7 million payment made on November 8, 2006. This has resulted in a reduction of interest payments of approximately $2.7 million per year.

The public disclosure of future earnings guidance also has been a focus of the Accipiter Group’s criticism. However, the management and the Board have made a conscious decision not to provide specific forward-looking earnings guidance. We believe that short-term earnings guidance only creates more volatility in the markets and ultimately impairs stockholder value. We believe in a strategy of communicating non-earnings guidance based on market and industry conditions, trends, business drivers and operating metrics. This strategy is designed to maximize the long-term value of the Company for all stockholders.

We believe the Accipiter Group’s nominees have a short-term, self-serving agenda and will not represent the best interests of all stockholders. We also believe the Accipiter Group’s nominees lack the business, industry and leadership experience necessary to be qualified candidates for your Board of Directors.

Your Board firmly believes that the best path to maximize value for all stockholders is the continued execution of our strategic plan to reduce debt, grow the business and improve operating performance. All of this must, of course, be done while continuing to provide the high levels of care that communities have come to expect from us. It is critical to recognize that the foundation of our business lies in the trust that cities, counties, healthcare providers, fire departments and our patients place in our promise to meet their medical transportation and fire protection needs 24 hours a day, 7 days a week. This community trust must not be compromised.

We believe that the Accipiter Group has not presented Rural/Metro stockholders with any good reasons to support its unqualified nominees, nor have they made any effort to explain their conflict of interests. Your Board’s nominees are highly qualified and independent directors who will continue to serve the interests of all stockholders without conflict. We urge you to show your support for your Board of Directors by signing, dating and returning the enclosed WHITE proxy card today or by following the instructions for voting by telephone or internet on the enclosed proxy card. Please do not sign or return any gold proxy card sent to you by the Accipiter Group. If you have any questions or need any assistance voting your shares, do not hesitate to contact Georgeson Inc., who is assisting us in this matter, toll free at 1-866-628-6069.

We appreciate your continued support.

On behalf of your Board of Directors,

Jack Brucker President, Chief Executive Officer, and Member of the Board of Directors

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YOUR VOTE IS IMPORTANT

1.	To vote FOR your Company’s nominees, you MUST execute a WHITE proxy card.

2.	The Board of Directors urges you to DISCARD any gold proxy cards that you may have received from Accipiter Life Sciences Fund, LP (“Accipiter”). A “WITHHOLD AUTHORITY” vote on Accipiter’s gold proxy card is NOT a vote for the Board’s nominees.

3.	If you have voted on a gold proxy card but wish to support your Company’s nominees, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible.

4.	Remember – ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

5.	If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares FOR your Company’s nominees on the WHITE proxy card.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

17 State Street, 10th Floor

New York, NY 10004

Banks and Brokers (212) 440-9800

Stockholders Call Toll Free (866) 628-6069

Email: rurl@georgeson.com

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The information contained in this letter includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the costs of reviewing and responding to the Accipiter Group’s proxy solicitation. Although Rural/Metro believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the captions “Forward-Looking Statements and Factors That May Affect Results” and “Risk Factors” in our annual report on Form 10-K for the fiscal year ended June 30, 2006, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on our website at www.ruralmetro.com. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the SEC from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

On October 31, 2006, Rural/Metro began the process of mailing to its stockholders, a definitive proxy statement, together with a WHITE proxy card. Stockholders are strongly advised to read Rural/Metro’s definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they contain important information about the 2006 annual meeting of stockholders. Stockholders may obtain an additional copy of Rural/Metro’s definitive proxy statement and any other documents filed by Rural/Metro with the SEC free of charge on the website of the SEC at www.sec.gov. Copies of the definitive proxy statement are also available free of charge on our website at www.ruralmetro.com. Copies of the proxy materials may also be requested by contacting our proxy solicitor, Georgeson Inc., toll-free at 1-866-628-6069.

Rural/Metro, its directors and certain of its officers and employees are participants in the solicitation of proxies from Rural/Metro’s stockholders in connection with the 2006 annual meeting of stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Rural/Metro’s definitive proxy statement.

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